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                                                                     Exhibit 5.1

                       [SCHIFF HARDIN & WAITE LETTERHEAD]




                                  June 14, 2001



CIB Marine Bancshares, Inc.
N27 W24025 Paul Court
Pewaukee, Wisconsin 53072


                  RE:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

                  We have acted as counsel to CIB Marine Bancshares, Inc., a Wisconsin corporation ("CIB"), in connection with its filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of shares of Common Stock of CIB, $1.00 par value (the "CIB Common Shares"), to be issued pursuant to the Agreement and Plan of Reorganization dated as of March 6, 2001, among CIB, Citrus Financial Services, Inc. ("Citrus") and Citrus Bank, N.A. (the "Reorganization Agreement.")

                  In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

                  On the basis of such examination, we are of the opinion that the CIB Marine Shares have been duly authorized, and, when the Registration Statement, as it may be amended, has become effective under the Securities Act, any applicable state securities or Blue Sky laws have been complied with, and the certificates representing the CIB Common Shares are duly executed, countersigned, registered and delivered in exchange for Citrus common shares as provided in the Reorganization Agreement, the CIB Common Shares will be validly issued, fully paid, and nonassessable (except with



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CIB Marine Bancshares, Inc.
June 14, 2001
Page 2



respect to wage claims of, or other debts owing to, employees of CIB for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Statutes and as such section may be interpreted by a court of law.)

                  The foregoing opinion is limited to the Wisconsin Business Corporation Law, and we express no opinion as to any other laws or the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the proxy statement/prospectus contained in the Registration Statement.

                                               Very truly yours,

                                               SCHIFF HARDIN & WAITE


                                               By: /s/ Christopher J. Zinski
                                                  -----------------------------
                                                  Christopher J. Zinski

CJZ/lk